Exhibit 21.1

Subsidiaries of the Registrant as of December 31, 2017

Entity Name	Jurisdiction of Incorporation
Caldera LNG Holdings SpA	Chile
Cheniere Cares, Inc.	Texas
Cheniere Chile SpA	Chile
Cheniere CCH HoldCo I, LLC	Delaware
Cheniere CCH HoldCo II, LLC	Delaware
Cheniere Corpus Christi Holdings, LLC	Delaware
Cheniere Corpus Christi Pipeline, L.P.	Delaware
Cheniere Creole Trail Pipeline, L.P.	Delaware
Cheniere Energy Investments, LLC	Delaware
Cheniere Energy Operating Co., Inc.	Delaware
Cheniere Energy Partners GP, LLC	Delaware
Cheniere Energy Partners LP Holdings, LLC	Delaware
Cheniere Energy Partners, L.P.	Delaware
Cheniere Energy Shared Services, Inc.	Delaware
Cheniere Field Services, LLC	Delaware
Cheniere GP Holding Company, LLC	Delaware
Cheniere Ingleside Marine Terminal, LLC	Delaware
Cheniere International Investments Holdings, S.à.r.l	Luxembourg
Cheniere International Investments, S.à.r.l	Luxembourg
Cheniere Land Holdings, LLC	Delaware
Cheniere Liquids, LLC	Delaware
Cheniere LNG Holdings GP, LLC	Delaware
Cheniere LNG O&M Services, LLC	Delaware
Cheniere LNG Terminals, LLC	Delaware
Cheniere Major Project Development, LLC	Delaware
Cheniere Marketing International HoldCo I, L.P.	Bermuda
Cheniere Marketing International HoldCo II, Ltd.	Bermuda
Cheniere Marketing International, LLP	United Kingdom
Cheniere Marketing, LLC	Delaware
Cheniere Marketing, Ltd.	United Kingdom
Cheniere Marketing PTE Ltd.	Singapore
Cheniere Midship Holdings, LLC	Delaware
Cheniere Midstream Holdings, Inc.	Delaware
Cheniere Pipeline GP Interests, LLC	Delaware
Cheniere Pipeline Holdings, LLC	Delaware
Cheniere San Patricio Processing Hub, LLC	Delaware
Cheniere Southern Trail GP, Inc.	Delaware
Cheniere SPH Pipeline, LLC	Delaware
Cheniere Supply & Marketing, Inc.	Delaware
Concepción LNG Holding SpA	Chile
Corpus Christi Liquefaction, LLC	Delaware

Entity Name	Jurisdiction of Incorporation
Corpus Christi Liquefaction Stage II, LLC	Delaware
Corpus Christi Liquefaction Stage III, LLC	Delaware
Corpus Christi LNG, LLC	Delaware
Corpus Christi Pipeline GP, LLC	Delaware
Corpus Christi Tug Services, LLC	Delaware
CQH Holdings Company, LLC	Delaware
CUI I, LLC	Delaware
Johnson Bayou Holdings, LLC	Delaware
Live Oak LNG Holdings, LLC	Delaware
Louisiana LNG Holdings, LLC	Delaware
Midship Holdings, LLC	Delaware
Midship Pipeline Company, LLC	Delaware
Nordheim Eagle Ford Gathering, LLC	Delaware
Sabine Pass Liquefaction, LLC	Delaware
Sabine Pass LNG-GP, LLC	Delaware
Sabine Pass LNG-LP, LLC	Delaware
Sabine Pass LNG, L.P.	Delaware
Sabine Pass Tug Services, LLC	Delaware